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                                                                   EXHIBIT 10.09

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), is entered into as of the 9th day of November, 1998, by and among INTERNET CENTURY, INC., a Nevada corporation (the "Company") and MICHAEL OFFENBECHER ("Offenbecher").

         WHEREAS, the Company desires to employ Offenbecher as provided herein; and,

         WHEREAS, Offenbecher desires to accept such employment,

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby employs Offenbecher and Offenbecher hereby accepts employment with the Company as a Programer upon the terms and conditions hereinafter set forth.

         2. DUTIES. Offenbecher will serve the Company as a Programer and will faithfully and diligently perform the services and functions relating to such position or otherwise reasonably incident to such position, provided that all such services and functions will be reasonable and within Offenbecher's area of expertise. Offenbecher's specific duties shall include those related to those of a Programer and such other duties as the Company may reasonably direct. Offenbecher will, during the term of this Agreement (or any extension thereof), devote his time, attention and skills and best efforts as a full time employee to the promotion of the business of the Company.

         3. TERM. This Agreement and Offenbecher's employment shall commence on the 9th day of November, 1998, (the "Effective Date") and shall continue for a term of two years ("Initial Term") unless terminated earlier in accordance with this Agreement. The term of this Agreement may be extended by agreement of the Company and Offenbecher.

         4. COMPENSATION. As compensation for the services rendered to the Company under this Agreement commencing on the Effective Date hereof, Offenbecher will be paid a base salary of Sixty Five Thousand dollars ($65,000) per year, payable in accordance with the then current payroll policies of the Company or as otherwise agreed to by the parties (the "Salary"). At any time and from time to time, the Salary may be increased if so determined by the Company's board of directors after a review of Offenbecher's performance of his duties hereunder.

         5. TERMINATION. This Agreement will terminate upon the occurrence of any of the following events:

         a.       The death of Offenbecher;

         b. The "Total Disability" (as hereinafter defined) of Offenbecher;

         c. Written notice to Offenbecher from the Company of termination for "Cause" (as hereinafter defined);

         d. The voluntary termination of this Agreement by Offenbecher upon thirty (30) days prior written notice;


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         e.       The later of two (2) years from the Effective Date of this
                  Agreement or the date to which this Agreement is extended in accordance with Section 3 above; or

         f. Written notice to Offenbecher from the Company for any reason without "Cause".

         For purposes of Section 5b, the term "Total Disability" means physical or mental disability, or both, determined to be (or reasonably expected to be, based upon then available medical information) of not less than twelve (12) months duration or more. The determination shall rest upon the opinion of the physician regularly attending Offenbecher. If the Company disagrees with said physician's opinion, the Company may engage at their own expense a physician to examine the Offenbecher, and Offenbecher hereby consents to such examination and to waive, if applicable any privilege between the physician and Offenbecher that may arise as a result of said examination. If after conferring, the two physicians cannot concur on a final opinion, they shall choose a third consulting physician whose opinion shall control. The expense of the third consulting physician shall be borne equally by the Offenbecher and the Company.

         For purposes of Section 5c, "Cause" means (i) Offenbecher has failed to substantially perform his duties as reasonably determined by any Officer of the Company or the Board of Directors of the Company, (ii) Offenbecher engages in poor performance that is not cured within thirty (30) days after counseling by the Company, (iii) Offenbecher has failed to comply with the reasonable directives and policies of the Board of Directors of the Company or of any Officer of the Company, or (iv) Offenbecher breaches his fiduciary duty to the Company or commits any dishonest, unethical, fraudulent, or felonious act in respect to Offenbecher's duties to the Company.

         6. BENEFITS. Offenbecher shall be entitled to receive any benefits, including health insurance, life insurance, vacation time, etc., which are normal and customary Company benefits for a like position.

         7. LOAN. The Company will loan to Offenbecher up to Five Thousand dollars ($5,000) with Two Thousand Five Hundred Dollars ($2,500) to be loaned and disbursed on the Effective Date and the remaining Two Thousand Five Hundred ($2,500) to be loaned and disbursed thirty (30) days from the Effective Date. All amounts loaned will be evidenced by a promissory note with interest at 10% per annum and with all principal and accrued but unpaid interest due one (1) year from the Effective Date if not sooner paid. The Company agrees that if Offenbecher has been employed by the Company for six continuous months from the Effective Date, 50% of the principal balance and accrued but unpaid interest shall be forgiven and, if Offenbecher has been employed by the Company for an additional six continuous months for a total of twelve continuous months of employment by the Company, then the remaining principal balance and accrued, but unpaid interest shall be forgiven by the Company and the Note evidencing such loan shall be canceled.

         8. NON-COMPETITION AND CONFIDENTIALITY.

         a. Non-Competition. Offenbecher agrees that during the term of this Agreement, Offenbecher will not (1) enter into any agreement with or directly or indirectly solicit or attempt to solicit any employee or other representatives of the Company (the "Company") for the purpose of causing them to leave the Company to take employment with any other business entity, or (2) compete, directly or indirectly, with the Company in any way and that Offenbecher will not act as an officer, director, employee, consultant, shareholder, lender or agent of any entity engaged in any business of the same nature as, or in competition with, the business in which the Company is now engaged except for the ownership of less than five percent


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(5%) of the outstanding capital stock of a publicly traded company. Restrictions regarding competition by Offenbecher shall only apply to competing businesses or entities that operate in the continental United States.

         b.  Confidentiality.

                  (1) Offenbecher acknowledges that in Offenbecher's employment hereunder, Offenbecher will be making use of, acquiring and adding to the Company's trade secrets and its confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to, the Company's business operations, internal structure, financial affairs, programs, software systems, procedures, manuals, confidential reports, lists of clients and prospective clients and sales and marketing methods, as well as the amount, nature and type of services, equipment and methods used and preferred by the Company's clients and the fees paid by such clients, all of which shall be deemed to be confidential information. Offenbecher acknowledges that such confidential information has been and will continue to be of central importance to the business of the Company and that disclosure of it to or its use by others could cause substantial loss to the Company. In consideration of employment by the Company, Offenbecher agrees that during the Initial Term and any renewal term of this Agreement and upon and after leaving the employ of the Company for any reason whatsoever, Offenbecher shall not, for any purpose whatsoever, directly or indirectly, divulge or disclose to any person or entity any of such confidential information which was obtained by Offenbecher as a result of the Offenbecher's employment with the Company or any trade secrets of the Company, but shall hold all of the same confidential and inviolate.

                  (2) All contracts, agreements, financial books, records, instruments and documents; client lists; memoranda; data; reports; programs; software, tapes; Rolodexes; telephone and address books; letters; research; card decks; listings; programming; and any other instruments, records or documents relating or pertaining to clients serviced by the Company or Offenbecher, the services rendered by Offenbecher, or the business of the Company (collectively, the "Records") shall at all times be and remain the property of the Company. Upon termination of this Agreement and Offenbecher's employment under this Agreement for any reason whatsoever, Offenbecher shall return to the Company all Records (whether furnished by the Company or prepared by Offenbecher, and Offenbecher shall neither make nor retain any copies of any of such Records after such termination.

                  (3) All inventions and other creations, whether or not patentable or copyrightable, and all ideas, reports and other creative works, including, without limitation, computer programs, manuals and related materials, made or conceived in whole or in part by Offenbecher while employed by the Company and within one year thereafter, which relate in any manner whatsoever to the business, existing or proposed, of the Company or any other business or research or development effort in which the Company or any of its subsidiaries or affiliates engages during Offenbecher's employment by the Company will be disclosed promptly by Offenbecher to the Company and shall be the sole and exclusive property of the Company. All copyrightable works created by Offenbecher and covered by this Section 8b(3) shall be deemed to be works for hire. Offenbecher shall cooperate with the Company in patenting or copyrighting all such inventions, ideas, reports and other creative works, shall execute, acknowledge, seal and deliver all documents tendered by the Company to evidence its ownership thereof through the world, and shall cooperate with the Company obtaining, defending and enforcing its rights therein.

         c. Enforceability. In the event of the breach of the covenants contained in this Section 8, it is understood that damages will be difficult to ascertain and the Company may petition a court of law or


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equity for injunctive relief in addition to any other relief which the Company may have under the law, this Agreement or any other agreement executed in connection herewith. In connection with the bringing of any legal or equitable action for the enforcement of this Agreement, the Company shall be entitled to recover, whether the Company seeks equitable relief, and regardless of what relief is afforded, such reasonable attorneys' fees and expenses as the Company may incur in prosecution of the Company's claim for breach hereof.

         It is hereby agreed that the provisions of this Section 8 are separate and independent from the other provisions of this Agreement, that these provisions are specifically enforceable by the Company notwithstanding any claim by Offenbecher that the Company has violated or breached this Agreement or any claim that Offenbecher is entitled to any offset or compensation.

         To induce the Company to enter into this Agreement, Offenbecher represents and warrants to the Company that Section 8 of this Agreement is enforceable by the Company in accordance with its terms.

         9. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

         10. NOTICES. Any notices, consents, demands, request, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered, faxed or if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

         If to the Company:              Internet Century, Inc.
                                         One Arizona Center
                                         400 East Van Buren, Suite 545
                                         Phoenix, AZ 85004

         If to Offenbecher:              Michael Offenbecher
                                         1202 E. Seahorse Lane
                                         Gilbert, AZ 85234

Notices delivered personally will be deemed communicated as of actual receipt, notices by fax shall be deemed delivered when such notices are faxed to recipient's fax number and notices by mail shall be deemed delivered when mailed.

         11. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         12. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added


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automatically, as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         13. GOVERNING LAW. To the extent permitted by applicable law, this Agreement and the rights and obligations of the parties will be governed by and construed and enforced exclusively in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Arizona and the State of Arizona shall have exclusive jurisdiction regarding any legal actions relating to this Agreement.

         14. CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

         15. GENDER AND NUMBER. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter, and the number of all words will include the singular and plural.

         16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                               THE COMPANY:
                               INTERNET CENTURY, INC., a Nevada corporation



                               By: /s/ Michael D. Silberman
                                   ---------------------------------------------
                                   Michael D. Silberman, Chief Financial Officer


                               OFFENBECHER:


                                   /s/ Michael Offenbecher
                                   ---------------------------------------------
                                   Michael Offenbecher





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